EXHIBIT 24.1
POWER-OF-ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stéphane de La Faverie and Akhil Shrivastava, and each of them, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities to sign the Annual Report on Form 10-K for the fiscal year ended June 30, 2025 of The Estée Lauder Companies Inc. and any and all amendments thereto, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney may only be revoked by a written document executed by the undersigned that expressly revokes this power by referring to the date and subject hereof.

Signature	Title (s)	Date

/s/ STÉPHANE DE LA FAVERIE	President, Chief Executive Officer	August 20, 2025
Stéphane de La Faverie	and a Director (Principal Executive Officer)

/s/ CHARLENE BARSHEFSKY	Director	August 20, 2025
Charlene Barshefsky

/s/ ANGELA WEI DONG	Director	August 20, 2025
Angela Wei Dong

/s/ LYNN FORESTER DE ROTHSCHILD	Director	August 20, 2025
Lynn Forester de Rothschild

/s/ PAUL J. FRIBOURG	Director	August 20, 2025
Paul J. Fribourg

/s/ JENNIFER HYMAN	Director	August 20, 2025
Jennifer Hyman

/s/ GARY M. LAUDER	Director	August 20, 2025
Gary M. Lauder

/s/ JANE LAUDER	Director	August 20, 2025
Jane Lauder

/s/ WILLIAM P. LAUDER	Chair of the Board	August 20, 2025
William P. Lauder

/s/ ARTURO NUÑEZ	Director	August 20, 2025
Arturo Nuñez

/s/ BARRY S. STERNLICHT	Director	August 20, 2025
Barry S. Sternlicht

/s/ JENNIFER TEJADA	Director	August 20, 2025
Jennifer Tejada

/s/ RICHARD F. ZANNINO	Director	August 20, 2025
Richard F. Zannino

/s/ ERIC L. ZINTERHOFER	Director	August 20, 2025
Eric L. Zinterhofer

/s/ AKHIL SHRIVASTAVA	Executive Vice President and	August 20, 2025
Akhil Shrivastava	Chief Financial Officer (Principal Financial and Accounting Officer)